SUB-ITEM 77Q1(A)



Appendix A, dated June 19, 2012 to the Master Amended and Restated By-Laws for MFS Series Trust III, dated January 1, 2002 as revised through August 22, 2007, is contained in Post-Effective Amendment No. 50 to the Registration Statement of MFS Series Trust III (File Nos. 2-60491 and 811-2794), as filed with the Securities and Exchange Commission via EDGAR on June 29, 2012, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.





An Amendment, dated June 21, 2012, to the Amended and Restated Declaration of Trust of MFS Series Trust III, dated December 16, 2004, is contained in Post-Effective Amendment No. 50 to the Registration Statement of MFS Series Trust III (File Nos. 2-60491 and 811-2794), as filed with the Securities and Exchange Commission via EDGAR on June 29, 2012, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.





An Amendment, dated March 22, 2012, to the Amended and Restated Declaration of Trust of MFS Series Trust III, dated December 16, 2004, is contained in Post-Effective Amendment No. 48 to the Registration Statement of MFS Series Trust III (File Nos. 2-60491 and 811-2794), as filed with the Securities and Exchange Commission via EDGAR on May 29, 2012, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.